Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Exagen Inc.

San Diego, California

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated May 31, 2019, except for Note 16, which is as of August 23, 2019, relating to the financial statements of Exagen Inc., which are contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/BDO USA, LLP

San Diego, California

August 23, 2019